Exhibit 1(a)
ARTICLES OF INCORPORATION
OF
MITSUBISHI UFJ FINANCIAL GROUP, INC.
CHAPTER I.
GENERAL PROVISIONS
(English Translation)
(Trade Name)
Article 1.
The Company shall be called “Kabushiki Kaisha Mitsubishi UFJ Financial Group” and shall be called in English “Mitsubishi UFJ Financial Group, Inc.” (hereinafter referred to as the “Company”).
(Purpose)
Article 2.
The purpose of the Company shall be to engage in the following businesses as a bank holding company:
1.Administration of management of banks, trust banks, specialized securities companies, insurance companies or other companies which the Company may own as its subsidiaries under the Banking Law;
2.Any businesses incidental to the foregoing businesses mentioned in the preceding item; and
3.Any other businesses in which bank holding companies are permitted to engage under the Banking Law in addition to the foregoing businesses mentioned in the preceding two items.
(Location of Head Office)
Article 3.
The Company shall have its head office in Chiyoda-ku, Tokyo.
(Organization)
Article 4.
The Company, being a company with three committees, shall establish the following organizations in addition to the general meeting of shareholders and the Directors:
1.The Board of Directors;
2. The Nominating and Governance Committee (which constitutes a Nominating Committee defined in the Companies Act), the Audit Committee, and the Compensation Committee;
3. Corporate Executives; and
4. An Accounting Auditor.
(Method of Public Notice)
Article 5.
1.Public notices of the Company shall be given by way of electronic public notice.
2.In cases where the Company is unable to give an electronic public notice due to unavoidable circumstances, public notices of the Company shall be given in the manner of the publication in the Nihon Keizai Shimbun.

CHAPTER II.
SHARES
(Total Number of Shares Authorized to be Issued)
Article 6.
The aggregate number of shares authorized to be issued by the Company shall be thirty-three billion eight hundred million (33,800,000,000) shares, and the aggregate number of each class shares authorized to be issued shall be as set forth below; provided, however, that the aggregate number of shares authorized to be issued with respect to the Second to the Fourth Series of Class 5 Preferred Shares shall not exceed four hundred million (400,000,000) in total, the aggregate number of shares authorized to be issued with respect to the First to the Fourth Series of Class 6 Preferred Shares shall not exceed two hundred million (200,000,000) in total, and the aggregate number of shares authorized to be issued with respect to the First to the Fourth Series of Class 7 Preferred Shares shall not exceed two hundred million (200,000,000) in total.
Ordinary Shares:
thirty-three billion (33,000,000,000) shares
The Second Series of Class 5 Preferred Shares:
four hundred million (400,000,000) shares
The Third Series of Class 5 Preferred Shares:
four hundred million (400,000,000) shares
The Fourth Series of Class 5 Preferred Shares:
four hundred million (400,000,000) shares
The First Series of Class 6 Preferred Shares:
two hundred million (200,000,000) shares
The Second Series of Class 6 Preferred Shares:
two hundred million (200,000,000) shares
The Third Series of Class 6 Preferred Shares:
two hundred million (200,000,000) shares
The Fourth Series of Class 6 Preferred Shares:
two hundred million (200,000,000) shares
The First Series of Class 7 Preferred Shares:
two hundred million (200,000,000) shares
The Second Series of Class 7 Preferred Shares:
two hundred million (200,000,000) shares
The Third Series of Class 7 Preferred Shares:
two hundred million (200,000,000) shares
The Fourth Series of Class 7 Preferred Shares:
two hundred million (200,000,000) shares
(Number of Shares Constituting One (1) Unit of Shares)
Article 7.
The number of shares constituting one (1) unit of shares of the Company shall be one hundred (100) with respect to Ordinary Shares and each class of Preferred Shares, respectively.
 (Rights Pertaining to Fractional Unit Shares)
Article 8.
A Shareholder of the Company may not exercise any rights with respect to fractional unit shares held by such shareholder, except for the following:
1.The rights provided for in each item of Article 189, Paragraph 2 of the Companies Act;
2.The right to make a request pursuant to Article 166, Paragraph 1 of the Companies Act;
3.The right to receive an allotment of offered shares and offered stock acquisition rights in proportion to the number of shares held by such shareholder; and
4. The right to make a request provided for in the following Article.

  (Request for Sale of Fractional Unit Shares)
Article 9.
A shareholder of the Company may request the Company to sell to the shareholder such number of shares which will, when combined with the fractional unit shares already held by such shareholder, constitute one (1) full unit of shares pursuant to the Share Handling Regulations.
(Record Date)
Article 10.
1.The Company shall deem the shareholders whose names have been entered or recorded in the latest register of shareholders as of March 31 of each year to be the shareholders who are entitled to exercise their rights at the ordinary general meeting of shareholders for the relevant business year.
2.The provision of the preceding paragraph shall apply mutatis mutandis to the record date for voting rights at general meetings of class shareholders, where there is a matter to be resolved at an ordinary general meeting of shareholders that requires, in addition to such resolution, a resolution by the relevant general meeting of class shareholders.
3.In addition to the preceding two paragraphs of this article, whenever necessary, the Company may, upon giving prior public notice, fix a date as a record date and may deem the shareholders or registered share pledgees whose names have been entered or recorded in the latest register of shareholders as of such date as the shareholders or the registered share pledgees entitled to exercise their rights.
(Transfer Agent)
Article 11.
1.The Company shall have a share transfer agent.
2.The share transfer agent and the handling office thereof shall be designated by resolution of the Board of Directors, and public notice thereof shall be given.
3.The establishment and retention of the register of shareholders and the register of stock acquisition rights of the Company and any other businesses with respect to the register of shareholders and the register of stock acquisition rights of the Company shall be handled by the share transfer agent, not by the Company.
(Share Handling Regulations)
Article 12.
The registration of transfers of shares, the registration of pledges on shares, the entries or records in the register of shareholders and in the register of stock acquisition rights, and any other handling with respect to shares and stock acquisition rights as well as the fees therefor shall be governed by the Share Handling Regulations established by the Board of Directors.

CHAPTER III
PREFERRED SHARES
(Preferred Dividends)
Article 13.
1.The Company shall distribute cash dividends from surplus on Preferred Shares (hereinafter referred to as the “Preferred Dividends”) in such respective amount as prescribed below to the holders of Preferred Shares (hereinafter referred to as the “Preferred Shareholders”) or registered share pledgees who hold pledges over Preferred Shares (hereinafter referred to as the “Registered Preferred Share Pledgees”), whose names have been entered or recorded in the latest register of shareholders as of March 31 of each year, with priority over the holders of Ordinary Shares (hereinafter referred to as the “Ordinary Shareholders”) or registered share pledgees who hold pledges over Ordinary Shares (hereinafter referred to as the “Registered Ordinary Share Pledgees”); provided, however, that in the event that the Preferred Interim Dividends provided for in Article 14 hereof have been paid in the relevant business year, the amount so paid shall be deducted accordingly from the amount of the Preferred Dividends set forth below for each relevant class of Preferred Shares.

The Second to the Fourth Series of Class 5 Preferred Shares:
Amount to be determined by resolution of the Board
of Directors adopted at the time of issuance of the
Class 5 Preferred Shares, up to two hundred fifty
(250) yen per share per year
The First to the Fourth Series of Class 6 Preferred Shares:
Amount to be determined by resolution of the Board
of Directors adopted at the time of issuance of the
Class 6 Preferred Shares, up to one hundred
twenty-five (125) yen per share per
year
The First to the Fourth Series of Class 7 Preferred Shares:
Amount to be determined by resolution of the Board
of Directors adopted at the time of issuance of the
Class 7 Preferred Shares, up to one hundred
twenty-five (125) yen per share per
year
2.If the aggregate amount paid to a Preferred Shareholder or Registered Preferred Share Pledgee as cash dividends from surplus in any particular business year is less than the prescribed amount of the relevant Preferred Dividends, the unpaid amount shall not be carried over to nor cumulated in subsequent business years.
3.The Company shall not distribute any dividends from surplus to any Preferred Shareholder or Registered Preferred Share Pledgee in excess of the prescribed amount of the relevant Preferred Dividends except for the distribution from surplus in the process of the corporate split (kyushu-bunkatsu) pursuant to Article 758, Item 8 (b) or Article 760, Item 7 (b) of the Companies Act, or the distribution from surplus in the process of the corporate split (shinsetsu-bunkatsu) pursuant to Article 763 Paragraph 1, Item 12 (b) or Article 765 Paragraph 1, Item 8 (b) of the said act.
(Preferred Interim Dividends)
Article 14.
In the event of payment of Interim Dividends provided for in Article 46 of these Articles (hereinafter referred to as the “Preferred Interim Dividends”), the Company shall make a cash distribution from surplus in such respective amount as prescribed below for each class of Preferred Shares to the Preferred Shareholders or Registered Preferred Share Pledgees with priority over the Ordinary Shareholders or Registered Ordinary Share Pledgees.
The Second to the Fourth Series of Class 5 Preferred Shares:
Amount to be determined by resolution of the Board
of Directors adopted at the time of issuance of the
Class 5 Preferred Shares, up to one hundred
twenty-five (125) yen per share
The First to the Fourth Series of Class 6 Preferred Shares:
Amount to be determined by resolution of the Board
of Directors adopted at the time of issuance of the
Class 6 Preferred Shares, up to sixty-two and fifty
hundredths (62.50) yen per share
The First to the Fourth Series of Class 7 Preferred Shares:
Amount to be determined by resolution of the Board
of Directors adopted at the time of issuance of the
Class 7 Preferred Shares, up to sixty-two and fifty
hundredths (62.50) yen per share
(Distribution of Residual Assets)
Article 15.
1.If the Company distributes its residual assets in cash upon liquidation, the Company shall pay cash to the Preferred Shareholders or Registered Preferred Share Pledgees with priority over the Ordinary Shareholders or Registered Ordinary Share Pledgees in such respective amount as prescribed below:

The Second to the Fourth Series of Class 5 Preferred Shares:
Two thousand five hundred (2,500) yen
per share
The First to the Fourth Series of Class 6 Preferred Shares:
Two thousand five hundred (2,500) yen
per share
The First to the Fourth Series of Class 7 Preferred Shares:
Two thousand five hundred (2,500) yen
per share
2.The Company shall not make a distribution of residual assets other than as provided for in the preceding paragraph to the Preferred Shareholders or Registered Preferred Share Pledgees.
(Voting Rights)
Article 16.
Unless otherwise provided for by laws or regulations, the Preferred Shareholders shall not have voting rights at any general meeting of shareholders; provided, however, that the Preferred Shareholders shall have voting rights from (i) the commencement of an ordinary general meeting of shareholders in the event that no proposal for declaration of the Preferred Dividends be paid to the Preferred Shareholders is submitted to such ordinary general meeting of shareholders or (ii) the close of an ordinary general meeting of shareholders in the event that such proposal is rejected at such ordinary general meeting of shareholders, until, in either case, a proposal for declaration of the Preferred Dividends be paid to the Preferred Shareholders is approved at an ordinary general meeting of shareholders.
(Consolidation or Split of Preferred Shares and Rights to Be Allotted Shares, etc.)
Article 17.
1.Unless otherwise provided for by laws or regulations, the Company shall not consolidate or split any Preferred Shares.
2.The Company shall not grant the Preferred Shareholders any rights to be allotted shares or stock acquisition rights.
3.The Company shall not grant the Preferred Shareholders any rights for the free allotment of shares or stock acquisition rights.
(Provisions for Acquisition)
Article 18.
1.In respect of the Second to the Fourth Series of Class 5 Preferred Shares and/or the First to the Fourth Series of Class 6 Preferred Shares, the Company may, after issuance of the respective Preferred Shares and after the lapse of the period designated by resolution of the Board of Directors adopted at the time of the issuance of respective Preferred Shares, acquire such Preferred Shares, in whole or in part, in exchange for the amount of cash as deemed appropriate as the acquisition price giving due consideration to the prevailing market conditions, as determined by such resolution of the Board of Directors, on a certain date as separately determined by the Company by a resolution of the Board of Directors after the issue of the relevant Preferred Shares.
2. Partial acquisition shall be effected pro rata or in lot.
(Right to Request Acquisition)
Article 19.
Any holder of the First to the Fourth Series of Class 6 or the First to the Fourth Series of Class 7 Preferred Shares may request acquisition of such Preferred Shares during the period in which such Preferred Shareholder is entitled to request acquisition as determined by resolution of the Board of Directors adopted at the time of issuance of such Preferred Shares, in exchange for Ordinary Shares of the Company in the number as is calculated by the formula designated by such resolution.
(Mandatory Acquisition)
Article 20.
1.The Company shall mandatorily acquire any of the First to the Fourth Series of Class 6 Preferred Shares or the First to the Fourth Series of Class 7 Preferred Shares for which no request for acquisition is made during the period in which the holders of such

Preferred Shares are entitled to request acquisition on the day immediately following the last day of such period in exchange for Ordinary Shares in the number as is obtained by dividing an amount equivalent to the subscription price per each relevant Preferred Share by the average daily closing price (including closing bids or offered prices) of Ordinary Shares of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to such date; provided, however, that such calculation shall be made to the second decimal place denominated in yen, and rounded up to one decimal place when the fraction beyond it is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen. If the relevant average price is less than the amount determined by resolution of the Board of Directors adopted at the time of issuance of respective Preferred Shares, the relevant Preferred Shares shall be acquired in exchange for Ordinary Shares in the number as is obtained by dividing an amount equivalent to the subscription price per each relevant Preferred Shares by an amount so determined by such resolution of the Board of Directors.
2.After issuance of the Second to the Fourth Series of Class 5 Preferred Shares, the First to the Fourth Series of Class 6 Preferred Shares and/or the First to the Fourth Series of Class 7 Preferred Shares, upon the occurrence of a certain event that requires the acquisition of the relevant Preferred Shares pursuant to the capital adequacy requirements applicable to the Company and which event shall be determined by resolution of the Board of Directors adopted at the time of the issuance of the relevant Preferred Shares, the Company shall mandatorily acquire the relevant Preferred Shares in whole on an acquisition date which falls after the occurrence of the certain event. The acquisition date shall be either of a certain date which falls after the occurrence of the relevant certain event and which date shall be determined by such resolution of the Board of Directors, giving due consideration to such capital adequacy requirements and other factors, or a date separately determined by the Company by resolution of the Board of Directors adopted after the occurrence of the relevant certain event. The Company shall mandatorily acquire the relevant Preferred Shares in exchange for Ordinary Shares or free of consideration, and whether such acquisition shall be made in exchange for Ordinary Shares or free of consideration shall be determined by resolution of the Board of Directors adopted at the time of issuance of the relevant Preferred Shares, giving due consideration to the market conditions and other factors. The formula for calculating the number of Ordinary Shares in case where the relevant Preferred Shares shall be acquired in exchange for Ordinary Shares shall be determined by resolution of the Board of Directors adopted at the time of issuance of the relevant Preferred Shares, giving due consideration to the market price of Ordinary Shares, the subscription price of the relevant Preferred Shares and other factors.
3.In the calculation of the number of Ordinary Shares provided for in the preceding two paragraphs of this article, if any number less than one (1) share is yielded, such fractions shall be handled by the method provided for in Article 234 of the Companies Act.
(Order of Priority)
Article 21.
All classes of Preferred Shares shall rank pari passu with each other in respect of the payment of Preferred Dividends and Preferred Interim Dividends and the distribution of residual assets.
(Prescription Period)
Article 22.
The provisions set forth in Article 47 of these Articles shall apply mutatis mutandis to the payment of Preferred Dividends and Preferred Interim Dividends.
CHAPTER IV.
GENERAL MEETING OF SHAREHOLDERS
(Convocation)
Article 23.
1.An ordinary general meeting of shareholders shall be convened within three (3) months from the last day of each business year.
2.An extraordinary general meeting of shareholders shall be convened whenever necessary.
(Chairman)
Article 24.

1.The Director concurrently serving as President and Representative Corporate Executive shall act as chairman of general meetings of shareholders.
2.If the Director concurrently serving as President and Representative Corporate Executive is unable to act as such, one of the other Directors shall act as chairman in accordance with the order of priority determined in advance by the Board of Directors.
(Measures for Electronic Provision, Etc.)
Article 25.
1.The Company shall, when convening a general meeting of shareholders, provide information contained in the reference documents for the general meeting of shareholders, etc. electronically.
2.Among the matters to be provided electronically, the Company may choose not to include all or part of the matters stipulated in the Ordinance of the Ministry of Justice in the paper copy to be sent to shareholders who have requested it by the record date for voting rights.
(Method of Resolution)
Article 26.
1.Unless otherwise provided for by law or regulation or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by an affirmative vote of a majority of the voting rights of the shareholders in attendance who are entitled to vote.
2.Resolutions of a general meeting of shareholders provided for in Article 309, Paragraph 2 of the Companies Act and resolutions of a general meeting of shareholders for which the method of resolution provided for in the said Paragraph shall be applied mutatis mutandis pursuant to the Companies Act and other laws and regulations shall be adopted by an affirmative vote of two-thirds (2/3) or more of the voting rights of the shareholders in attendance who hold in the aggregate not less than one-third (1/3) of the total number of voting rights of all shareholders who are entitled to vote.
(Voting by Proxy)
Article 27.
1.Shareholders may exercise their voting rights at a general meeting of shareholders by appointing one (1) proxy who is one (1) shareholder of the Company entitled to exercise its own voting rights at such meeting.
2.In the case of the preceding paragraph, the shareholder or the proxy thereof shall submit to the Company a document evidencing authority of the proxy to act as such at each general meeting of shareholders.
(Minutes)
Article 28.
The proceedings of general meetings of shareholders shall be stated or recorded in the minutes pursuant to laws and regulations.
(General Meetings of Holders of Classes of Shares)
Article 29.
1.The provisions of Articles 24, 25, 27 and 28 of these Articles shall apply mutatis mutandis to general meetings of class shareholders.
2.The provisions of Article 26, Paragraph 1 of these Articles shall apply mutatis mutandis to the resolutions of general meetings of class shareholders made pursuant to Article 324, Paragraph 1 of the Companies Act.
3.The provisions of Article 26, Paragraph 2 of these Articles shall apply mutatis mutandis to the resolutions of general meetings of class shareholders made pursuant to Article 324, Paragraph 2 of the Companies Act.
CHAPTER V.
DIRECTORS AND BOARD OF DIRECTORS
(Number of Directors and Method of Election)

Article 30.
1.The Company shall have not more than twenty (20) Directors, who shall be elected at a general meeting of shareholders.
2.A resolution for the election of Directors shall be adopted at a general meeting of shareholders by an affirmative vote of a majority of the voting rights of the shareholders in attendance who hold voting rights representing in the aggregate one-third (1/3) or more of the total number of voting rights of all shareholders who are entitled to vote.
3.Resolutions for the election of Directors shall not be made by cumulative voting.
(Term of Office)
Article 31.
The term of office of Directors shall expire at the close of the ordinary general meeting of shareholders held in respect of the last business year ending within one (1) year after their election.
(Board of Directors)
Article 32.
1.The Board of Directors shall decide the business execution of the Company and oversee the performance of duties of Corporate Executives and Directors.
2.Unless otherwise provided for by laws and regulations, the Board of Directors may delegate decisions on the business execution of the Company to Corporate Executives.
3.Unless otherwise provided for by laws and regulations, the Director determined in advance by the Board of Directors shall convene meetings of the Board of Directors and act as chairman. If the Director determined in advance by the Board of Directors is unable to act as such, one of the other Directors shall act as Chairman and Director in accordance with the order of priority determined in advance by the Board of Directors.
4.Notice to convene a meeting of the Board of Directors shall be given to each Director at least three (3) days prior to the date of such meeting; provided, however, that the foregoing shall not apply in cases of emergency.
5.Unless otherwise provided for by law or regulation, resolutions of a meeting of the Board of Directors shall be adopted by an affirmative vote of a majority of the Directors present who constitute in number a majority of all the Directors of the Company.
6.With respect to the matters to be resolved by the Board of Directors, the Company shall deem that such matters were approved by a resolution of the Board of Directors when all the Directors express their agreement in writing or by an electromagnetic device.
7.The proceedings of meetings of the Board of Directors shall, pursuant to laws and regulations, be stated or recorded in the minutes, to which the Directors present shall put their names and affix their seals or electronic signatures.
(Exemption from Liability of Directors)
Article 33.
In accordance with the provisions of Article 426, Paragraph 1 of the Companies Act, the Company may, by a resolution of the Board of Directors, exempt Directors (including former Directors) from their liabilities provided for in Article 423, Paragraph 1 of the Companies Act within the limits stipulated by laws and regulations provided that such Director has acted in good faith and without gross negligence.
(Limited Liability Agreement with Directors)
Article 34.
Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may execute agreements with Directors other than Executive Directors etc., which limit the liability of such Directors provided for in Article 423, Paragraph 1 of the Companies Act; provided, however, that the limit of the liability under such agreements shall be the greater of an amount determined in advance which shall not be less than ten million (10,000,000) yen or the minimum liability amount prescribed by laws or regulations.
CHAPTER VI.
Committees

(Method of Appointment of Committee Members)
Article 35.
The members of the Nominating and Governance Committee (which constitutes a Nominating Committee defined in the Companies Act), the Audit Committee, and the Compensation Committee shall be appointed from among the Directors by the resolution of the Board of Directors.
(Authority etc. of Committees)
Article 36.
Matters concerning the Nominating and Governance Committee (which constitutes a Nominating Committee defined in the Companies Act), the Audit Committee, and the Compensation Committee shall be governed by the Regulations thereof established by each Committee, as well as by applicable laws and regulations, these Articles of Incorporation, or resolutions of the Board of Directors.
CHAPTER VII.
Corporate Executives
(Method of Election)
Article 37.
Corporate Executives shall be elected by the Board of Directors.
(Term of Office)
Article 38.
The term of office of Corporate Executives shall expire at the close of the first meeting of the Board of Directors convened after the close of the ordinary general meeting of shareholders held in respect of the last business year ending within one (1) year after their election.
(Representative Corporate Executive and Corporate Executive with Executive Power)
Article 39.
1.The Board of Directors shall, by its resolution, elect Representative Corporate Executive(s) from among the Corporate Executives.
2.The Board of Directors may, by its resolution, appoint the President and Corporate Executive, Chairman and Corporate Executive, Deputy Chairman and Corporate Executive(s), Deputy President and Corporate Executive(s), Senior Managing Corporate Executive (s) and Managing Corporate Executive (s).
(Exemption from Liability of Corporate Executives)
Article 40.
In accordance with the provisions of Article 426, Paragraph 1 of the Companies Act, the Company may, by a resolution of the Board of Directors, exempt Corporate Executives (including former Corporate Executives) from their liabilities provided for in Article 423, Paragraph 1 of the Companies Act within the limits stipulated by laws and regulations provided that such Corporate Executive has acted in good faith and without gross negligence.
CHAPTER VIII.
ACCOUNTING AUDITOR
(Method of Election)
Article 41.
The Accounting Auditor shall be elected at a general meeting of shareholders.

(Term of Office)
Article 42.
1.The term of office of the Accounting Auditor shall expire at the close of the ordinary general meeting of shareholders held in respect of the last business year ending within one (1) year after his/her assumption of office.
2.The Accounting Auditor shall be deemed to be reappointed at a general meeting of shareholders provided that there is no resolution to the contrary.
CHAPTER IX.
ACCOUNTS
(Business Year)
Article 43.
The business year of the Company shall commence on April 1 of each year and end on March 31 of the following year.
(Acquisition of Own Shares)
Article 44.
Unless otherwise provided for by laws or regulations, the company may determine by a resolution of the Board of Directors to acquire its own shares by obtaining consent of the shareholders as provided for in Article 459, Paragraph 1, Item 1 of the Companies Act.
(Year-End Dividends)
Article 45.
The Company shall distribute cash dividends from surplus (referred to as the “Year-End Dividends” in these Articles of Incorporation) to the shareholders or registered share pledgees whose names have been entered or recorded in the latest register of shareholders as of March 31 of each year.
(Interim Dividends)
Article 46.
By resolution of the Board of Directors, the Company may distribute cash dividends from surplus pursuant to Article 454, Paragraph 5 of the Companies Act (referred to as the “Interim Dividends” in these Articles of Incorporation) to the shareholders or registered share pledgees whose names have been entered or recorded in the latest register of shareholders as of September 30 of each year.
(Prescription Period for Payment of Dividends)
Article 47.
In the event that the dividends from surplus are to be paid in cash, the Company shall be released from the obligation to distribute dividends from surplus if such distribution has not been accepted after the lapse of five (5) full years from the date of commencement of payment thereof. Year-End Dividends and Interim Dividends of the Company shall bear no interest.
Additional Rule(s)
(Transitional Measure Regarding Exemption from Liability of Corporate Auditors)
Article 1.
In accordance with the provisions of Article 426, Paragraph 1 of the Companies Act, the Company may, by a resolution of the Board of Directors, exempt Corporate Auditors (including former Corporate Auditors) from their liabilities provided for in Article 423, Paragraph 1 of the Companies Act in relation to the acts conducted before the close of the 10th Ordinary General Meeting of Shareholders within the limits stipulated by laws and regulations provided that such Corporate Auditor has acted in good faith and without gross negligence.

- End -
Date of Establishment
April 2, 2001
Date of Amendment
June 27, 2002
June 27, 2003
June 29, 2004
June 29, 2005
October 1, 2005     (However, the Amendments to Articles of 5, 11, 12 (except for the amendment to Article12 changing the reference to Article 37 into that to Article 38), 13,17, 18 and 39 shall be effective from October 3, 2005.)
June 29, 2006
June 28, 2007     (However, the Amendments to Article 6, Article 8 through Article 16, Article 19, Article 21, Article 50 and Article
51 (except for the deletions in the Articles of Incorporation pertaining to Class 9 Preferred Shares and Class 10 Preferred Shares) shall be effective from September 30, 2007.)
June 26, 2009
June 27, 2013
June 25, 2015
June 29, 2016
July 6, 2018
June 29, 2022